                                                                    Exhibit 10.6

                             EMPLOYMENT AGREEMENT

          AGREEMENT made and entered into as of the 21st day of May, 2001, in North Falmouth, Massachusetts between BENTHOS, INC., a Massachusetts corporation with a principal place of business situated at 49 Edgerton Drive, North Falmouth, Massachusetts 02556 (the "Company") and RONALD L. MARSIGLIO of 10 Wentworth Park, Farmington, Connecticut 06032 (the "Executive").

                                  WITNESSETH:

          WHEREAS, the operations of the Company are a complex matter requiring direction and leadership in a variety of arenas, including financial, technology, research and development, strategic planning, sales and marketing, regulatory, community relations and all other matters related to the operations of a public company;

          WHEREAS, the Executive is possessed of certain experience and expertise that qualify the Executive to provide the direction and leadership required by the Company; and

          WHEREAS, subject to the terms and conditions hereinafter set forth, the Company desires to employ the Executive as the President and Chief Executive Officer of the Company and the Executive wants to accept such employment;

          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive hereby mutually agree as follows:

          1.  Employment.  Subject to the terms and conditions set forth in this
              ----------
Agreement, the Company hereby offers, and the Executive hereby accepts employment.

          2.  Term.  Subject to earlier termination as hereafter provided, the
              ----
Executive's employment hereunder shall be for an initial term commencing on the date hereof and ending on September 30, 2003, and thereafter such term will be automatically extended for consecutive two (2) year terms with the first such two (2) year term commencing on October 1, 2003, unless either the Company or the Executive provides the other party with at least six (6) months written notice prior to the expiration of the initial term, or any subsequent two (2) year terms of such party's intention not to extend the term beyond the last day of the then current term, in which event the term will expire on the last day of the then current term (the "Term").

          3.  Capacity and Performance.
              ------------------------

              a.   During the Term, the Executive shall:

                   i. serve the Company as its President and Chief Executive Officer, and without further compensation, the Executive shall also serve as a director and/or officer of one or more of the affiliates of the Company, or in such other offices or positions as the Company may from time to time determine;

               ii. be employed by the Company on a full-time basis and perform such duties and responsibilities on behalf of the Company as may be designated from time to time by the Board of Directors of the Company (the "Board of Directors"); and

               iii. devote his full business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and to the discharge of duties and responsibilities of the Executive hereunder and not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the term of this Agreement, except as may be expressly approved in advance by the Board of Directors in writing.

          b.   Election to Board of Directors.  On or about the date hereof, the
               ------------------------------
Executive will be elected by the Board of Directors to serve as a Class I Member of the Board of Directors to serve until the annual stockholders meeting of the Company in the year 2003. If the Executive is then employed by the Company, not in default under this Agreement and otherwise eligible to serve as a member of the Board of Directors, the Company will propose at each appropriate annual meeting of the stockholders of the Company during the Term that the Executive be re-elected to serve as a member of the Board of Directors.

     4.   Compensation and Benefits.  As compensation for all services performed
          -------------------------
by the Executive during the Term and subject to performance of the Executive's duties and of the obligations of the Executive to the Company and its affiliates, pursuant to this Agreement or otherwise:

          a.   Orientation Period.  The Executive shall become an employee of
               ------------------
the Company on the date hereof and from such date through May 31, 2001, the Executive shall earn a salary of One Thousand ($1,000.00) Dollars per week. During such period, the Executive shall be engaged in the process of becoming acclimated to the Company.

          b.   Base Salary.  Commencing June 1, 2001, the Company shall pay the
               -----------
Executive a base salary of Two Hundred Fifty Thousand ($250,000.00) Dollars per annum, payable in accordance with the payroll practices of the Company for its executives and subject to increase from time to time by the Board of Directors, in its sole discretion. Such base salary, which may from time to time be increased is hereafter referred to as the "Base Salary".

          c.   Incentive Compensation.
               ----------------------

               i.   Fiscal Year 2001.  The Executive may earn a Fifty Thousand
                    ----------------
($50,000.00) Dollar incentive bonus, payable prior to the end of the current fiscal year of the Company on September 30, 2001, provided that, the Executive submits to the Board of Directors between August 3, 2001 and September 30, 2001 a business plan for the Company for fiscal year 2002 which the Board of Directors deems appropriate for the Company in Fiscal Year 2002.

               ii.  Fiscal Year 2002.  During fiscal year 2002, the Executive
                    ----------------
will be eligible to earn an incentive bonus of up to one hundred (100%) percent of his Base Salary for extraordinary and exceptional performance. The potential bonus will be based on the achievement of various thresholds with respect to revenue, operating income, earnings per share, etc. The incentive bonus arrangement for fiscal year 2002 will be negotiated by the Executive and the Board of Directors and will be finalized on or before October 1, 2001. The Board of Directors will also have an incentive compensation arrangement in place for the other officers of the Company by such date.

               iii. Fiscal Years After Fiscal Year 2003.  The Board of Directors
                    ------------------------------------
will review the Base Salary and incentive compensation of the Executive annually prior to the start of Fiscal Year 2003 and prior to each fiscal year thereafter during the Term.

          d.   Vacations.  During the Term, the Executive shall be entitled to
               ---------
four (4) weeks of vacation per annum, to be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Company. Any unused vacation will be credited in accordance with the policy of the Company with respect to unused vacation by employees.

          e.   Other Benefits.  During the Term and subject to any contribution
               --------------
therefore generally required of employees of the Company, the Executive shall be entitled to participate in any and all employee benefit plans from time to time generally in effect for employees of the Company, except to the extent that such plans are in a category of benefit otherwise provided to the Executive. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable Company policies, and (iii) the discretion of the Board of Directors or any administrative or other committee provided for in or contemplated by such plan. The Company may alter, modify, add to or delete its employee benefit plans at any time as it, in its sole judgment, determines to be appropriate, without recourse by the Executive.

          f.   Business Expenses.  The Company shall pay or reimburse the
               -----------------
Executive for all reasonable, customary and necessary business expenses incurred or paid by the Executive in the performance of the duties and responsibilities of the Executive hereunder, subject to any maximum annual limitations and other restrictions on such expenses set by the Board of Directors and to such reasonable substantiation and documentation as may be from time to time specified by the Company.

          g.   Stock Options.  On or about the date hereof, the Executive will
               -------------
be granted a option to purchase up to One Hundred Thousand (100,000) shares (subject to vesting and other provisions set forth in the stock option agreement to be executed by the Executive) of the Company's common stock, $.06 2/3 par value. The stock option granted to the Executive will have a vesting schedule as follows: So long as the Executive is employed by the Company, the option will vest twenty-five (25%) percent on May 31, 2002 and thereafter will vest at the rate of six and 25/100 (6.25%) percent at the end of each three (3) month period with the first such three (3) month period commencing on June 1, 2002, so that the stock option will be fully vested as of May 31, 2005. The stock option will provide for accelerated one hundred (100%) vesting in the event of a change of control, which will be defined in the stock option agreement. The stock option will be evidenced by a stock option agreement substantially in the form of the incentive stock option agreements executed by other employees of the Company under the 2000 Stock Incentive Plan of the Company (the "Stock Option Agreement").

          h.   Relocation Expenses.  The Company will reimburse the Executive
               -------------------
for reasonable and customary relocation expenses in an aggregate amount not to exceed Fifty

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

Thousand ($50,000.00) Dollars that are directly associated with the relocation of the Executive from Farmington, Connecticut to the Falmouth, Massachusetts area. Such expenses will be evidenced by appropriate receipts submitted to the Company by the Executive. The Company will pay the moving company directly for the moving of the household effects of the Executive.

     5.   Termination of Employment and Severance Benefits.  Notwithstanding the
          ------------------------------------------------
provisions of Section 2 hereof, the Executive's employment hereunder shall terminate prior to the expiration of the Term under the following circumstances:

          a.   Death.  In the event of the Executive's death during the Term,
               -----
the Executive's employment hereunder shall immediately and automatically terminate and the Company shall pay to the Executive's designated beneficiary or, if no beneficiary has been designated by the Executive, to the estate of the Executive, any earned and unpaid Base Salary and any incentive or bonus compensation that is earned but unpaid, pro-rated through the date of the death.

          b.   Disability.
               ----------

               i. The Company may terminate the employment of the Executive hereunder, upon notice to the Executive, in the event that the Executive becomes disabled during the Term through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all duties and responsibilities hereunder for ninety (90) days during any period of three hundred sixty-five (365) consecutive calendar days.

               ii. The Board of Directors may designate another employee to act in the Executive's place during any period of the Executive's disability. Notwithstanding any such designation, the Executive shall continue to receive the Base Salary in accordance with Section 4.b and benefits in accordance with
Section 4.e, to the extent permitted by the then current terms of the applicable benefit plans, until the Executive becomes eligible for disability income benefits under any Company disability income plan or until the termination of the employment of the Executive, whichever shall first occur.

               iii. While receiving disability income payments under the Company's disability income plan, the Executive shall not be entitled to receive any Base Salary under Section 4.b hereof, but shall continue to participate in Company benefit plans in accordance with Section 4.e and the terms of such plans, until the termination of the employment of the Executive.

               iv. If any question shall arise during any period the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature as to whether the Executive is able to perform substantially all of the duties and responsibilities of the Executive hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom the Executive or the duly appointed guardian of the Executive, if any, has no reasonable objection to determine whether the Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the

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

Executive shall fail to submit to such medical examination, the Company's determination of the issue shall be binding on the Executive.

          c.   By the Company for Cause.  The Company may, immediately and
               ------------------------
unilaterally terminate the Executive's employment hereunder "for cause" at any time during the term of this Agreement without prior written notice to the Executive. Termination of the Executive's employment by the Company shall constitute a termination "for cause" under this Section 5(c) if such termination, as determined by the Board of Directors, is for one or more of the following causes:

               i. Willful failure of the Executive to perform (other than by reason of disability under Section 5.b), or gross negligence in the performance of the duties and responsibilities of the Executive to the Company;

               ii. The commission by the Executive of any act or acts of dishonesty, a breach of fiduciary duty, a material breach of the terms of this Agreement or any other agreement between the Executive and the Company;

               iii. The commission by the Executive of an act of fraud or embezzlement;

               iv. The conviction by the Executive of, or plea of no contest for, any felony; or

               v. The commission of an act by the Executive that constitutes a willful, reckless or grossly negligent violation of the federal or state securities laws.

     In the event of a termination "for cause" pursuant to any of the provisions of clauses (i) through (vi) above, inclusive, the Executive will be paid any earned and unpaid Base Salary as of the termination date, but shall not be entitled to any severance or other termination benefits under this Agreement.

          d.   By the Company Other Than for Cause.
               -----------------------------------

               i. The Company may terminate the Executive's employment under this Agreement at any time without cause upon thirty (30) days prior written notice to the Executive or upon payment of one month's Base Salary in lieu of such notice if the Company elects to accelerate the Executive's departure date. Such a termination of the Executive by the Company is sometimes hereafter referred to as a termination for "other than for cause". For the purposes hereof, a substantial adverse diminution in duties will be deemed to be a termination for other than for cause. In such event, the Company shall pay the Executive severance compensation as described in Section 6.d (ii) below. Notwithstanding the foregoing in no event will an exercise by the Company of their election to terminate this Agreement by at least six (6) months prior written notice be deemed to be a termination of the Agreement for other than for cause or entitle the Executive to any severance pay.

               ii. In the event the Company exercises its right to terminate the Executive for other than cause under Section 6.d(i) or in the event of a termination of the employment of the Executive pursuant to the provisions of Section 6.e below, pursuant to a Change of Control, as hereafter defined, subject to the requirements of Section 6.f, the Company will make a severance payment equal to a certain percentage of the Base Salary, which in no event shall exceed one hundred (100%) percent of the annual Base Salary, which percentage will increase to one hundred (100%) percent of Base Salary after May 31, 2003. If the date of termination occurs within the period commencing June 1, 2001 and ending on November 30, 2001, the Executive will receive a severance payment equal to six
(6) months of Base Salary. If the date of termination occurs after November 30, 2001, then the Executive will be paid a severance payment equal to six (6) months of Base Salary plus 1/3 of a month of Base Salary for each month of employment for the next eighteen (18) month period commencing December 1, 2001, so that the Executive will be entitled to a severance payment of one hundred (100%) percent of Base Salary if the date of termination occurs at any time after May 31, 2003. For example, if the date of termination occurs on September 1, 2002, the Executive will be entitled to a severance payment equal to nine (9) months of Base Salary (6 months of Base Salary plus 1/3 month of Base Salary for each month employed after November of 2001 = nine (9) months of Base Salary for severance payment). All severance payments will be made in accordance with the payroll practices of the Company and will be paid over the appropriate period after the date of termination. For example, if the Executive was entitled to a severance payment equal to nine (9) months of Base Salary, such severance payment will be paid in accordance with the payroll practices of the Company over the nine (9) month period following the date of termination.

          e.   Upon a Change of Control.
               ------------------------

               i. If a Change of Control occurs and within one (1) year following such Change of Control the Company terminates the Executive's employment other than for cause as defined in Section 6.d (i), the Company shall pay the Executive, a severance payment in accordance with the provisions of
Section 6.d (ii) hereof.

               ii. Notwithstanding the foregoing or any other provisions of this Agreement, the payments and benefits to which the Executive would be entitled pursuant to Section 6.e, as a result of a Change of Control shall be reduced to the maximum amount for which the Company will not be limited in its deduction pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision.

               iii. A Change of Control shall be deemed to take place if at any time during the Term: (A) any Person or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934), other than the Company or any of its affiliates, becomes a beneficial owner (within the meaning of Rule 13d-3 as promulgated under the Securities Exchange Act of 1934), directly or indirectly, of securities representing fifty (50%) percent or more of the total number of votes that may be cast for the election of directors of the Company and two-thirds (2/3) of the Board of Directors has not consented to such event prior to its occurrence or within sixty (60) days thereafter, provided that if the consent occurs after the event, it shall only be valid for purposes of this Section 6.e, if a majority of the consenting Board of Directors is comprised of directors of the Company who were directors of the Company immediately prior to the event; (B) any merger or consolidation involving the Company or any sale or other transfer of all or substantially all of the assets of the Company, or any combination of the foregoing, and two-thirds of the Board of Directors has not consented to such event prior to its occurrence or within sixty (60) days thereafter, provided that if the consent occurs after the event it shall only be valid for purposes of this
Section 6.e, if a majority of the consenting Board is comprised of directors of the Company who were such immediately prior to the event; or (C) within twelve
(12) months after a tender offer or exchange offer for voting securities of the Company (other than by the Company) the individuals who were directors of the Company immediately prior thereto shall cease to constitute a majority of the Board of Directors.

          f.   The Company's Obligation to Provide Severance Compensation.  The
               ----------------------------------------------------------
severance payments and compensation set forth in sections 6.c, d and e shall be payable in conformity with the Company's payroll practices for the Executive's compensation as such practices may be modified from time to time, and shall be subject to all applicable federal, state and local withholding, payroll and other taxes; provided, however, if the Executive breaches the obligations of the Executive to the Company pursuant to the Noncompetition, Nondisclosure and Assignment of Inventions Agreement attached hereto as Exhibit A and incorporated herein by reference (the "Noncompetition Agreement"), or if the Executive breaches the obligations of the Executive between the Executive and the Company set forth herein, the Company may immediately cease payment of all severance payments and/or other benefits described in this Agreement. The cessation of the severance payments and/or other benefits shall be in addition to, and not as an alternative to, any other remedies in law or in equity available to the Company, including the right to seek specific performance or an injunction. The Executive hereby acknowledges that the Company would suffer irreparable harm if the executive violates the Noncompetition Agreement or if the Executive breaches the obligations hereunder. Accordingly, the Executive hereby agrees that the Company shall be entitled to preliminary and permanent injunctive relief. The Executive acknowledges that the Company shall not have any further obligations to the Executive in the event of Executive's termination under Sections 6.c, d or e except such further obligations as may be imposed by law.

     The Executive further acknowledges and agrees that the obligation of the Company to pay severance compensation to the Executive under this Agreement is contingent upon the Executive executing and delivering, all in form and substance satisfactory to the Company: (i) if the Executive is then a member of the Board of Directors of the Company, a resignation from the Board of Directors of the Company; (ii) a comprehensive general release of the Company by the Executive; (iii) a resignation as Chief Executive Officer and President of the Company and any other office the Executive may hold with the Company or any affiliate of the Company; and (iv) satisfactory evidence to the Company that the Executive has returned all property, confidential information and documents of the Company to the Company. The Executive acknowledges and agrees that the post-termination obligations set forth in the Noncompetition Agreement shall survive the termination of this Agreement whether or not the Executive executes and delivers to the Company the release or the resignations described above.

     6.   Noncompetition Agreement.  Simultaneously herewith, the Executive will
          ------------------------
execute and deliver to the Company the Noncompetition Agreement.

     7.   Arbitration.  This Agreement shall be deemed to have been made in
          -----------
Massachusetts and the validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the substantive law of Massachusetts, excluding, however, such laws as pertain to conflicts of law.
The Company and the Executive forever
renounce and waive their right to a trial by jury with respect to any demand, claim or counterclaim arising under this Agreement. Except for claims for injunctive relief, the parties agree that all other claims, disputes and controversies between them arising under this Agreement shall be finally resolved by binding arbitration, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, by a neutral and impartial arbitrator acceptable to the Company and the Executive. In the event that the Company and the Executive cannot reach agreement on a neutral and impartial arbitrator within twenty (20) days of the demand for arbitration, the company and the Executive shall each then select a neutral and impartial arbitrator, and the two arbitrators shall then select a third neutral and impartial arbitrator. All arbitration proceedings will take place in Boston, Massachusetts. The arbitrator(s) may grant compensatory damages and costs to the prevailing party (but not punitive or exemplary damages) and that the costs of arbitration shall be borne equally by the Company and the Executive, except that the Company and the Executive shall bear their own attorneys' fees. This Section 7 will not preclude or affect in any manner the rights of the Company to equitable relief pursuant to the Noncompetition Agreement.

     8.   Conflicting Agreements.  The Executive hereby represents and warrants
          ----------------------
that the execution of this Agreement and the performance of the obligations of the Executive hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants that would affect the performance of the Executive hereunder. The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without the consent of such third party.

     9.   Assignment.  The Executive acknowledges that the services to be
          ----------
rendered by the Executive hereunder are unique and personal in nature. Accordingly, the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

     10.  Severability.  If any portion of this Agreement shall to any extent be
          ------------
declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each such portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     11.  Waiver.  No waiver of any provision hereof shall be effective unless
          ------
made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     12.  Notices.  Any and all notices, requests, demands and other
          -------
communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at the last known address of the Executive on the books of the Company or, in the case of the Company, at its principal place of business, attention of the

Chairman of the Board of Directors, with a copy to John T. Lynch, Esq., Davis, Malm & D'Agostine, P.C., One Boston Place, 37/th/ Floor, Boston, Massachusetts 02108 or to such other address as either party may specify by notice to the other.

     13.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties and supercedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment, including the Executive's salary, bonus, or other compensation of any description, equity participation, pension, post-retirement benefits, severance or other remuneration, except for the Noncompetition Agreement and the Stock Option Agreement.

     14.  Amendment.  This Agreement may be amended or modified only by a
          ---------
written instrument signed by the Executive and by an expressly authorized representative of the Company who is authorized by a vote of the Board of Directors of the Company to execute such amendment or modification on behalf of the Company.

     15.  Headings.  The headings and captions in this Agreement are for
          --------
convenience only and in no way define or describe the scope or content of any provision of this Agreement.

     16.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     17.  Governing Law.  This is a Massachusetts contract and shall be
          -------------
construed and enforced under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principals thereof, and this Agreement shall be deemed to be performable in Massachusetts. The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

COMPANY:                            BENTHOS, INC.


                                    By:  /s/ Stephen D. Fantone
                                         ----------------------------------
                                         Stephen D. Fantone, Chairman
                                         of the Board of Directors on
                                         behalf of the Board of Directors

EXECUTIVE:                          /s/ Ronald L. Marsiglio
                                    ---------------------------------------
                                    Ronald L. Marsiglio

                                   EXHIBIT A

                                 BENTHOS, INC.

                    EMPLOYEE NONCOMPETITION, NONDISCLOSURE

                                      AND

                      ASSIGNMENT OF INVENTIONS AGREEMENT

     The undersigned Employee (the "Employee"), in consideration for becoming or continuing to be employed and for being paid or continuing to be paid compensation and for other good and valuable consideration paid or given by BENTHOS, INC., a Massachusetts corporation (the "Company"), hereby agrees to the following terms and provisions:

     1.   Definitions.  For the purposes hereof, the following terms shall have
          -----------
the following meanings:

          (A) "Inventions" means: (i) all software, products, designs, specifications, trademarks, service marks, discoveries, formulae, processes, manufacturing techniques, trade secrets, inventions, improvements and ideas, whether or not patentable, which relate to the business of the Company, its affiliates, predecessors, or subsidiaries, if any; (ii) all copyrightable work prepared or used by the Employee as an employee within the scope of employment or engagement of the Employee by the Company; and (iii) Employee's use of any Confidential Information (as hereinafter defined), which shall be work for hire owned by the Company. Included in the foregoing definition are all rights to obtain, register, perfect and enforce the aforementioned proprietary interests.

          (B) "Confidential Information" means information pertaining to any aspect of the business of the Company which is: (i) non-public information not known by actual or potential competitors of the Company, its affiliates, or subsidiaries, if any; (ii) Proprietary Information (as hereinafter defined);
(iii) information designated as or otherwise considered by the Company to be confidential; or (iv) proprietary or confidential information of the Company's distributors, joint venturers, licensors and licensees, customers, suppliers and other third parties with whom the Company does business, whether of a technical nature or otherwise, including without limitation, all third party proprietary or confidential information that the Company is obligated to keep confidential.

          (C) "Proprietary Information" means all information consisting of or regarding: (i) any Invention owned or being developed by the Company; (ii) the Company's existing, planned or foreseeable product and marketing strategies; and
(iii) the identity of the Company's existing or potential customers, distributors, joint venture partners, licensees or licensors, and suppliers.

     2.   Freedom to Contract.  The Employee represents and warrants that the
          -------------------
Employee is free to enter into this Agreement, has not made and will not make any agreements in conflict with this Agreement, and will not disclose to the Company, or use for the Company's benefit, any trade secrets or confidential information which are the property of any other party.

     3.   Performance of Duties.  The Employee will perform for the Company such
          ---------------------
duties as may be designated by the Company from time to time. As long as the Employee is employed by the Company, the Employee will devote his or her best efforts to the interest of the Company and will not engage in other employment, business relationships or any other activities detrimental to the best interests of the Company.

     4.   Noncompetition Covenant.  During the period of employment of the
          -----------------------
Employee by the Company and for a period of two (2) years after the termination of such employment (for any reason whatsoever, whether voluntarily or involuntarily), the Employee will not, whether alone or as a partner, officer, director, consultant, agent, employee or stockholder of any company or other commercial enterprise, engage in any business, commercial enterprise or other commercial activity which is or may be competitive with the products and services being designed, conceived, marketed, distributed, sold or developed by the Company during the period of employment of the Employee. For the purposes of this Paragraph, the Employee shall not be deemed a stockholder if the employee holds less than two (2%) per cent of the outstanding shares of any publicly owned corporation engaged in a business which is competitive with the Company if the Employee is not then in a control position with regard to such publicly owned corporation.

     5.   Nonsolicitation.  During the period of employment of the Employee by
          ---------------
the Company and for a period of one (1) year after the termination of such employment (for any reason whatsoever, whether voluntary or involuntary), the Employee will not directly or indirectly either for the Employee or for any other person or entity, solicit, divert, or take away or attempt to solicit, divert or take away, any of the Company's customers, business or prospective customers in existence at the time of the termination of the employment of the Employee. For purposes of this Agreement, "prospective customers" shall include those customers being solicited by the Company or contemplated to be solicited at the time of the termination of the employment of the Employee. During the period of the employment of the Employee by the Company and for a period of one
(1) year thereafter, the Employee will not solicit or discuss with any employee of the Company the employment of such Company employee by any commercial enterprise, other than for the benefit of the Company, nor recruit, attempt to recruit, hire, or attempt to hire, in any capacity, including but not limited to, as an employee, consultant, agent or director thereof any such Company employee other than on behalf of the Company.

     6.   Nondisclosure Obligation.  The Employee shall hold and maintain
          ------------------------
confidential and private in trust and use only for the benefit of the Company all Confidential Information. The Employee shall not at any time, either during or subsequent to the term of this Agreement, use for the benefit of the Employee or others, or disclose or divulge to any person or entity, any Confidential Information which shall at all times remain property of the Company.

     7.   Assignment of Inventions.  Any and all Inventions which the Employee
          ------------------------
may have invented, discovered, originated, designed, made or conceived, or may invent, discover, originate, design, make or conceive, during the course of the employment of the Employee with the Company and for one (1) year thereafter, whether or not reduced to writing, or in any computer software format, either solely or jointly with others and whether or not during working hours or by or with the facilities of the Company, and which relate to the business of the Company, shall be the sole and exclusive property of the Company and shall be assigned by the Employee to the Company or to the Company's nominees without the payment of additional compensation to the Employee. The Employee and each such other person shall promptly and fully disclose each and all such Inventions to the Company or to the Company's nominees. The Employee further agrees to participate in the preparation of and to execute at any time, upon the request and at the expense of the Company, for the benefit of the Company or the nominees of the Company, any and all applications, instruments, assignments and other documents, which the Company shall deem necessary or desirable to protect the entire right, title and interest of the Company in and to the Inventions. The Employee shall, upon the request and at the expense of the Company or any person to whom the Company may have granted rights, execute any and all applications, assignments, instruments and papers, which the Company shall deem necessary or desirable for the protection or perfection of such rights, including the execution of patent applications, to make all rightful oaths, to testify in any proceeding in the Patent Office or in the courts, and generally to do everything lawfully possible to aid the Company, its successors, assigns and nominees to obtain, enjoy and enforce proper patent or other protection in the United States and in foreign countries for the Inventions to be assigned under this Agreement. The obligations set forth in this Section with respect to Inventions shall continue beyond the termination of the employment of the Employee.

     8.   Nondisparagement.  During the course of the employment of the Employee
          ----------------
and thereafter, the Employee will not libel, slander or otherwise disparage the Company, or any of the successors, assigns, shareholders, directors, officers, employees, or agents of the Company.

     9.   Technical Records.  The Employee shall make and maintain adequate and
          -----------------
current written records of all Inventions worked on, conceived, designed, made, developed or reduced to practice by the Employee during the period of employment of the Employee by the Company. Immediately upon the Company's request and promptly upon termination of the Employee's employment with the Company, the Employee shall deliver to the Company all memoranda, notes, records, reports, photographs, drawings, plans, papers, Proprietary Information or other documents made or compiled by the Employee or made available to the Employee during the course of the employment of the Employee by the Company, and any copies or abstracts thereof, whether or not of a secret or confidential nature, and all of such memoranda or other documents shall, during and after the employment of the Employee by the Company, be and shall be deemed to be the property of the Company.

     10.  Specific Performance.  The Company is hereby authorized to demand
          --------------------
specific performance of any covenant contained in this Agreement, and the Employee hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance in any action brought by the Company. The Employee acknowledges that the covenants made by the Employee in this Agreement are of value to the Company only if performed and performed fully by the Employee, and, therefore, it is not possible to compensate fully the Company in damages for the failure of the Employee to perform obligations of the Employee hereunder. As a consequence, in the event of a breach by the

Employee of this Agreement, the Company shall be entitled to injunctive relief to enforce those provisions of this Agreement and such other full and complete relief as a court of equity would then afford, in addition to all other relief and remedies available to the Company.

     11.  Effect on Employment.  No inference shall be drawn from this Agreement
          --------------------
that the Employee has any continuing right to be employed by the Company.

     12.  Miscellaneous.  This Agreement contains the entire understanding and
          -------------
agreement of the Employee with respect to the subject matter hereof and it supersedes all prior understandings and agreements with respect thereto. The rights and obligations of the parties hereto shall inure to the benefit of, and shall be binding upon, the successors and assigns of each of them. Neither this Agreement nor any term covenant, condition or other provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. If one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject matter so as to be unenforceable by law, such provision(s) shall be construed and reformed by the appropriate judicial body by limiting and reducing such provision(s) so as to be enforceable to the maximum extent of the then applicable law. The obligations of the Employee under this Agreement shall survive the termination of the employment of the Employee by the Company regardless of the manner of such termination. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and shall be an instrument under seal. This Agreement shall be effective no matter when signed from the first date of the Employee's employment. The Employee acknowledges that the Employee has read and understands this Agreement.


Employee:
                              _____________________________
                              Ronald L. Marsiglio

                              _____________________________
                              Address


                              Social Security Number:



                              Date:



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